Exhibit 99.1

[OAKMONT LETTERHEAD]

For Immediate Release

OAKMONT ACQUISITION CORP. ANNOUNCES DISTRIBUTION OF PROXY

MATERIALS FOR SPECIAL MEETING OF STOCKHOLDERS

BLOOMFIELD HILLS, MI – July 10, 29007 – Oakmont Acquisition Corp. (OTC Bulletin Board: OMAC.OB) announced today that the proxy statement and related materials with respect to Oakmont’s Special Meeting of Stockholders scheduled for 8:00 a.m., Eastern Daylight Time, on July 17, 2007 (the “Special Meeting”), will be distributed beginning tomorrow, Wednesday, July 11, 2007. At the Special meeting, Oakmont’s common stockholders will be asked to vote upon the proposed merger of Oakmont and Brooke Credit Corporation and related proposals, as described in the proxy statement.

Oakmont has arranged for these materials to be delivered to beneficial holders of its common stock via overnight delivery service, and the materials are expected to arrive on Thursday morning, July 12, 2007. The proxy statement and form of proxy has been filed with the Securities and Exchange Commission and is available at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Stockholders can also obtain a copy of the definitive proxy statement without charge by visiting the Commission’s Internet site at (http://www.sec.gov).

Oakmont stockholders holding their shares in “street name” are encouraged to work closely with their broker to ensure there votes are counted with respect to this Special Meeting. After receiving their proxy materials, stockholders may also contact Morrow & Co. Inc., our proxy solicitor, at 800-607-0088; banks and brokers can call 800-654-2468.

Stockholders of Oakmont and other interested persons are advised to read Oakmont’s amended preliminary proxy statement and, when available, Oakmont’s definitive proxy statement in connection with Oakmont’s solicitation of proxies for the Special Meeting at which Oakmont’s stockholders will be asked to approve the merger because these proxy statements contain important information. Such persons can also read Oakmont’s final prospectus, dated July 12, 2005, as well as periodic reports, for more information about Oakmont, its officers, directors, and their interests in the successful consummation of this business combination.